UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012 (September 28, 2012)

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, New Jersey (Address of principal executive offices)	07974 (Zip Code)

Registrant’s telephone number, including area code: (908) 542-0888

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation.

On September 28, 2012, pursuant to the Note Purchase Agreement dated August 24, 2012 (the “Purchase Agreement”), among Axion International Holdings, Inc. (the “Company”) and MLTM Lending, LLC (“MLTM”), Samuel Rose (“Rose”), Allen Kronstadt (“Kronstadt”) and the other investors identified on the signature page thereto (collectively with MLTM, Rose, and Kronstadt, the “Investors”), the Company issued and sold to the Investors an aggregate principal amount of $1,500,000.00 of the Company’s 8.0% convertible promissory notes (the “Notes”) which are initially convertible into shares of the Company’s common stock, no par value (the “Common Stock”), at a conversion price equal to $0.40 per share of Common Stock, subject to adjustment as provided on the terms of the Notes, and associated warrants (the “Warrants”) to purchase, in the aggregate, 3,750,000 shares of Common Stock, subject to adjustment as provided on the terms of the Warrants. In consideration for the issuance of the Notes and the Warrants, the Investors paid the Company cash in the aggregate amount of $1,500,000.00. The issuance and sale of the Notes and the Warrants was effected pursuant to the Purchase Agreement, which is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2012.

The Notes and the Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The Notes, including all outstanding principal and accrued and unpaid interest, are due and payable on the earlier of September 28, 2017 or upon the occurrence of an Event of Default (as defined in the Notes). The Company may prepay the Notes, in whole or in part, upon 60 calendar days prior written notice to the holders thereof. Interest accrues on the Notes at a rate of 8.0% per annum, payable during the first three years that the Notes are outstanding in shares of Common Stock, valued at the weighted average price of a share of Common Stock for the twenty consecutive trading days prior to the interest payment date, pursuant to the terms of the Notes. During the fourth and fifth years that the Notes are outstanding, interest that accrues under the Notes shall be payable in cash.

The Warrants are exercisable at an exercise price of $0.60 per share of Common Stock, subject to adjustment as provided for by the terms thereof, for a period commencing on the date of issuance and ending on the earlier to occur of the date that is (i) three years after the date upon which the weighted average price of a share of Common Stock for the 90 consecutive trading days prior to such date is at least $2.00 per share, and (ii) five years after the date on which the Note to which the applicable Warrant is related has been repaid in full.

The foregoing summary provides only a brief description of the Notes and the Warrants. The summary does not purport to be complete and is qualified in its entirety by the full text of the Notes and Warrants, forms of which are attached as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2012, and which are incorporated by reference herein. Other than the maturity date of the Notes, which is September 28, 2017, the Notes and the Warrants issued and sold by the Company pursuant to the transaction described above are materially the same as the forms which are attached as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2012.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 2, 2012	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon Chief Financial Officer